Chrysler Financial DaimlerChrysler Auto Trust 2004-A Monthly Servicer’s Certificate (HV)	Distribution Date: 08-Jul-04 Page 1 of 2

Payment Determination Statement Number	4
Distribution Date	08-Jul-04

Dates Covered	From and Including	To and Including
Collections Period	01-Jun-04	30-Jun-04
Accrual Period	08-Jun-04	07-Jul-04
30/360 Days	30
Actual/360 Days	30

	Number of
Collateral Pool Balance Data	Accounts	$ Amount
Pool Balance — Beginning of Period	84,599	1,407,165,004.86
Collections of Installment Principal		30,239,507.50
Collections Attributable to Full Payoffs		20,859,868.31
Principal Amount of Repurchases		0.00
Principal Amount of Gross Losses		1,365,651.37

Pool Balance — End of Period	82,481	1,354,699,977.68

Pool Statistics		End of Period
Initial Pool Balance (Pool Balance at the Purchase Date)		1,574,003,577.68
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)		86.07%
Ending O/C Amount		91,523,487.59
Coverage Ratio (Ending Pool Balance as a Percent of Ending Notes)		107.25%
Cumulative Net Losses		1,127,667.93
Net Loss Ratio (3 mo. Weighted Avg.)		0.29460%
Cumulative Recovery Ratio		57.08%
60+ Days Delinquency Amount		4,111,134.85
Delinquency Ratio (3 mo. Weighted Avg.)		0.21650%
Weighted Average APR		6.015%
Weighted Average Remaining Term (months)		48.64
Weighted Average Seasoning (months)		13.66

Chrysler Financial DaimlerChrysler Auto Trust 2004-A Monthly Servicer’s Certificate (HV)	Distribution Date: 08-Jul-04 Page 2 of 2

Cash Sources
Collections of Installment Principal	30,239,507.50
Collections Attributable to Full Payoffs	20,859,868.31
Principal Amount of Repurchases	0.00
Recoveries on Loss Accounts	766,373.74
Collections of Interest	7,376,197.61
Investment Earnings	31,680.00
Reserve Account	3,750,000.00

Total Sources	63,023,627.16

Cash Uses
Servicer Fee	1,172,637.50
A Note Interest	1,896,126.56
Priority Principal Distribution Amount	0.00
B Note Interest	106,875.00
Reserve Fund	3,750,000.00
Regular Principal Distribution Amount	56,097,988.10
Distribution to Certificateholders	0.00

Total Cash Uses	63,023,627.16

Administrative Payment
Total Principal and Interest Sources	63,023,627.16
Investment Earnings in Trust Account	(31,680.00)
Daily Collections Remitted	(59,519,010.60)
Cash Reserve in Trust Account	(3,750,000.00)
Servicer Fee (withheld)	(1,172,637.50)
O/C Release to Seller	0.00

Payment Due to/(from) Trust Account	(1,449,700.94)

O/C Release	(Prospectus pg S18-S20)
Pool Balance		1,354,699,977.68
Yield Supplement O/C Amount		(39,069,200.33)

Adjusted Pool Balance		1,315,630,777.35
Total Securities		1,263,176,490.09

Adjusted O/C Amount		52,454,287.26
O/C Release Threshold		65,781,538.87
O/C Release Period?		No
O/C Release		0.00

	Beginning	Ending	Principal	Principal per	Interest	Interest per
	Balance	Balance	Payment	$1000 Face	Payment	$1000 Face	Original
Notes
Class A-1 380,000,000 @ 1.0725%	199,274,478.19	143,176,490.09	56,097,988.10	102.6176452	178,101.56	0.3257936	546670000
Class A-2 427,000,000 @ 1.41%	427,000,000.00	427,000,000.00	0.00	0.0000000	501,725.00	0.9593212	523000000
Class A-3 366,000,000 @ 2.00%	366,000,000.00	366,000,000.00	0.00	0.0000000	610,000.00	1.2525667	487000000
Class A-4 282,000,000 @ 2.58%	282,000,000.00	282,000,000.00	0.00	0.0000000	606,300.00	1.2373469	490000000
Class B 45,000,000 @ 2.85%	45,000,000.00	45,000,000.00	0.00	0.0000000	106,875.00	1.5545186	68751189

Total Notes	1,319,274,478.19	1,263,176,490.09	56,097,988.10		2,003,001.56		2,115,421,189.00

* Class A-1 Interest is computed on an Actual/360 Basis. Days in current period 30